               STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                             DEPARTMENT OF HEALTH

            Safe and Healthy Lives in Safe and Healthy Communities

                                   AGREEMENT
                                   ---------

                 BETWEEN: Rhode Island Department of Health Division of Family Health
                                  3 Capitol Hill, Room 302
                                  Providence, Rhode Island 02908-5097

                 AND:             Network Six, Inc.
                                  475 Kilvert Street
                                  Warwick, Rhode Island 02886

                 RELATING TO:     IMPLEMENTATION OF THE RHODE ISLAND
                                  CHILDREN'S ACCESS PROGRAM


                    Work and activities by NETWORK SIX, INC. to be undertaken in accordance with the attached APPENDIX I Terms and Conditions and APPENDIX II Work Program Specification in consideration of compensation to be made by the Rhode Island Department of Health (RI
          DH) as set forth in APPENDIX III Budget.

                    This contract is not valid or legally binding until signed by both parties and the purchase order has been issued by the Office of Purchases. Do not perform any work on this contract until the purchase order is issued.


          APPROVED:

          RHODE ISLAND DEPARTMENT OF HEALTH       NETWORK SIX, INC.

          /s/ Patricia A. Nolan                    /s/ Kenneth C. Kirsch
          ------------------------------           --------------------
          Patricia A. Nolan, M.D., M.P.H.          Kenneth C. Kirsch, President
          Director of Health                       CEO

          DATE: 5/28/96                            DATE: 5/15/96


    CANNON BUILDING, Three Capitol Hill, Providence, Rhode Island 02908-5097
             Telecommunication Device for the Deaf (TDD): 277-2506

                                   APPENDIX I

          A. Specific Terms and Conditions

1.        Contractor                             Network Six, Inc.
                                                 ---------------------------
          Address                                475 Kilvert Street
                                                 ---------------------------
                                                 Warwick RI 02886
                                                 ---------------------------
          FEIN #                                 05-0366090

2.        Dates                   Starting Date  June 1, 1996
                                                 ---------------------------
                               Termination Date  June 30, 1998
                                                 ---------------------------
3.        Contract Officer                       Amy Zimmerman, Chief
                                                 ---------------------------
          (for the Department                    Children's Preventive  Services
                                                 ---------------------------
          of Health)                             Division of Family Health
                                                 ---------------------------
4.        Project Officer                        Harvey Levin
                                                 ---------------------------
          (for the Contractor)                   NSI
                                                 ---------------------------
5.        Contract Amount                        $1 580,418.00
6.        Special Conditions

          1. There will be a ten percent hold back on the dollars attributed to each task for the delivery of professional services, based on the successful completion of the task and fulfillment of the deliverable schedule. Phase two and Phase four deliverables include hardware costs for which the 10% holdback does not apply. The hold back for phases one through nine will be paid upon successful completion of phase 9. The holdback on phase ten will be paid upon successful completion of phase 10.

          2. NSI will bill not more than monthly for accepted and approved deliverables within those months.

          3. All terms and conditions stated in the RFP (section 8, and which were unconditionally accepted by NSI as part of their proposal) are considered to be legal and binding for this contract.

          4. NSI will verify all plans to purchase hardware and software, except for the development environment, with the RIDH Project Officer prior to placing orders and purchasing equipment.

          5. Any combination of optional services may be requested by the RIDH at any time. Determination for the need for optional services may not be made until close to the completion of the project. If optional services are requested, the purchase order will be increased to cover the costs of the optional services.

          6. Change Requests for this contract will follow the procedures outlined in Section 8 of the RFP. If additional funds are necessary as a result of the change request; the purchase order will be increased to cover those costs.

Article 1
---------
Parties to Agreement.  This Agreement is made by and between the Rhode Island
--------------------
Department of Health (RIDH) and the party specified in APPENDIX I Al (the Contractor) .

Article 2
---------
Period of Performance.  This Agreement will be effective on the starting date as
---------------------
specified in APPENDIX I A2 and, unless renewed or extended, will expire on the termination date as specified in APPENDIX I A2. It is understood and agreed by and between the parties that this Agreement covers work and services to be provided by the Contractor for the period specified in APPENDIX I AZ.

Article 3
---------
Modification of Agreement.  This Agreement may be amended in accordance with
-------------------------
Article 11 herein and/or may be amended or extended by mutual written consent provided that such consent may not be unreasonably withheld, and further provided, that there is a fiscal appropriation for any extension.

Article 4
---------
Contract Officer.  The contractor agrees to maintain close and continuing
----------------
communication with the RIDH contract officer, as specified in APPENDIX I A3, throughout the performance of work and services undertaken under the terms of the Agreement. The contract officer is responsible for authorizing all payments made by RIDH to the Contractor under this Agreement.

Article 5
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Project Officer.   The project officer,  as specified in APPENDIX I A4,  is
---------------
responsible for coordinating and reporting work performed by the Contractor under this Agreement.

Article 6
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Delays.  Whenever the Contractor has knowledge that any actual or potential
------
situation is delaying, or tends to delay the timely performance of work under this Agreement, the Contractor shall immediately give written notice thereof, including all relevant information with respect thereto, to the RIDH.

Article 7
---------
Funding.  This is a cost reimbursement Agreement.  In consideration of work and
-------
services performed by the Contractor in accordance with APPENDIX II of this Agreement, RIDH agrees to reimburse the Contractor for allowable costs incurred by the Contractor under this Agreement in an amount not to exceed the amount specified in APPENDIX I A5 and in accordance with estimated expenditures as set forth in APPENDIX III Budget. Payments shall be made under this Agreement after costs have been incurred. Requests for reimbursement for expenditures, supported by valid invoices, shall be submitted to RIDH by the Contractor not more often than once per month throughout the duration of this Agreement.

All payments are provisional pending final audit by appropriate state and/or federal officials.

Article 8
---------
Federal Funding Provisions.  Funds made available to the Contractor under this
--------------------------
Agreement are or may be derived from federal funds made available to RIDH. The provisions of Article 7 and APPENDIX III notwithstanding, the Contractor agrees to make claims for reimbursement under this Agreement in accordance with federal policies governing allowable costs to be charged against federal grants. The Contractor agrees that no expenditures claimed for reimbursement under this Agreement will be claimed for reimbursement under any other agreement, grant, or contract that the Contractor may hold which provides funding from state or federal sources. The Contractor further agrees to be liable for audit exceptions that may arise from examination of expenditures: (a) claimed by the Contractor for reimbursement under this Agreement, and/or (b) submitted by the Contractor in meeting any cost participation requirements.

In executing this Agreement the Contractor is serving as grantee or independent contractor under federal grant or contract between the federal government and RIDH. The master grant, award or cooperative agreement made to RIDH by the federal government governing activities under this Agreement Is, therefore, made a part of this Agreement. The Contractor specifically agrees to abide by all applicable federal requirements for grantees, contractors, or independent contractors receiving federal funds including, but not limited to, those requirements set forth or referenced in the master grant or contract relating to this Agreement and in the following documents which are incorporated by reference hereto: 45CFR Part 74 (Administration of Grants); DHHS Publication OASH 90-50,000 (Grants Policy Statement) Rev. 10/90; OMB Circular A-110 (Uniform Administrative Requirements for Grants and Agreements with Institutions of Higher Education, Hospitals and other Nonprofit Organizations); and A-133 (Audits of Institutions of Higher Education and Other Nonprofit Organizations).

It is understood and agreed in the event less than full federal funding or other funding is received by RIDH due to failure of the Contractor to comply with the terms of this Agreement, the Contractor is liable to the State of Rhode Island for an amount equal to the amount of the denied funding. The amount of the denied funding shall be payable upon demand of RIDH.

Article 9
---------
Prepayment.   Articles 7 and 8 notwithstanding,  prepayment will  be allowed
----------
provided that it is requested and approved under the appropriate mechanism and subsequently accounted for with proper documentation.

Article 10
----------
Withholding of Payments.  The Contractor shall, in a satisfactory and proper
-----------------------
manner is determined in the sole and exclusive discretion of RIDH, complete all
obligations and duties  as  stipulated  in this Agreement.    Failure of the
Contractor to perform or deliver required work, services, or reports under this Agreement may result in the withholding of payments by RIDH to the Contractor.

The Contractor understands and agrees that failure to meet its requirements under this Agreement may result in withdrawal of other state or federal funds that may have been made available to the Contractor, at the option of RIDH.

Article II
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Termination of Agreement.   This Agreement may be terminated upon fifteen (15)
------------------------
days written notice by either party.   In the event of termination by either
party, all property and finished or unfinished documents, data, studies, and reports prepared by the Contractor under this Agreement, shall, at the option of RIDH, become its property. Notwithstanding the above, the Contractor shall not be relieved of liability to RIDH for damages sustained by RIDH by virtue of any breach of this Agreement by the Contractor; and RIDH may withhold payment to the Contractor for the purpose of setoff until such time as the exact amount of damages due to RIDH from the Contractor is determined. Notice of the effective date of termination will include the reports that must be completed. The above mentioned fifteen (15) day written notice notwithstanding, RIDH expressly reserves the unilateral right to terminate, amend and/or reduce services and payments under this Agreement, effective immediately upon notice to the Contractor, in the event that the funding underlying the participation of RIDH is limited or curtailed. Further, the Contractor agrees to hold RIDH harmless from any and all liability which may arise under this Agreement.

In the event of termination by either party, final payment by RIDH to the Contractor for work and services provided by the Contractor under this Agreement up to the effective date of termination shall be made in proportion to work completed and allowable expenses incurred, in accordance with the principles of cost reimbursement, agreements and contracts.

Article 12
----------
Recordkeeping/Inspection of Records and Reports.  The Contractor agrees to keep
-----------------------------------------------
discrete financial records of expenditures made under this Agreement, including time records of employees whose work is to be charged in whole or in part to this Agreement; to maintain such records in accordance with standard accounting practices; to make such records available on request to appropriate state and/or federal officials for examination or audit, ensure that audits are conducted in accordance with OMB Circulars A-110 and A-133 if applicable, and to keep such records on file until final audit of RIDH records under the federal grant funding of this Agreement, or until such time as federal provisions permit the records to be discarded. All management correspondences that accompany audit
reports must be sent to RIDH.   If a client served by this contract is charged
for service, the contractor must report this income.

The Contractor shall submit to RIDH a final expenditure report by line item or in such other detail as RIDH may require, such report to be submitted not later
than  forty-five  (45)  days.  following  termination  of this  Agreement.   The
Contractor further agrees to provide such special reports and data as may be required by the contract officer or by appropriate state or federal agencies.

Article 13
----------
On-Site  Inspection.   The Contractor agrees to  permit  on-site monitoring
-------------------
evaluation, and inspection of all activities related to this Agreement by officials of the RIDH, its designee, and, where appropriate, the federal government.

Article 14
----------
Partnership.   It is understood and agreed that nothing herein is intended or
-----------
should be construed in any manner as creating or establishing the legal relation of partnership between the parties hereto, or as constituting the employees, agents, or representatives of the Contractor included in this Agreement as employees, agents, or representatives of RIDH.

Article 15
----------
Nonliability for Personal Injuries.  The Contractor will indemnify and hold the
----------------------------------
State of Rhode Island, RIDH, and its officials harmless against any claims for injury or damage of any kind to persons or property occurring or arising during the period of this Agreement.

Article 16
----------
Severability.  If any provision of this Agreement is held invalid, the remainder
------------
of this Agreement shall not be affected thereby if such remainder would then continue to conform to the terms and requirements of applicable law.

Article 17
----------
Proprietorship.   All equipment, property, finished or unfinished documents,
--------------
computer software, data studies, and reports prepared or acquired by the Contractor under this Agreement and for which reimbursement was claimed under this Agreement shall, at the option of RIDH, become the property of RIDH. The Contractor further understands and agrees to abide by federal regulations, requirements, and policies governing the disposition of equipment or property purchased with funds made available to the Contractor under this Agreement or with funds identified by the Contractor as matching expenditures under this Agreement. The Contractor agrees to maintain an equipment inventory list under this Agreement and to identify related equipment properly for inspection.

Article 18
----------
Copyright.  No reports or other documents produced in whole or in part under
---------
this Agreement shall be the subject of an application for copyright by or on behalf of the Contractor.

Article  19
-----------
Publicity.  The Contractor will give due credit to the RIDH and the appropriate
---------
state and/or federal agencies. RIDH will be credited on all media announcements, billboards, and educational materials produced or developed under the scope of this Agreement.

Article 20
----------
Interest of Contractor.   The Contractor covenants that it presently has no
----------------------
pecuniary interest and shall not acquire any such interest, direct or indirect, which would conflict in any manner or degree with the performance of services required to be performed under this Agreement. The Contractor further covenants that in the performance of this Agreement no person having any such interest shall be employed.

Article 21
----------
Civil Rights.  The Contractor agrees to abide by applicable provisions of Title
------------
VI of the Civil Rights Act of 1964, as amended; Section 504 of the Rehabilitation Act of 1973; the Age Discrimination Act of 1975 (P.L. 94-135, Title III); the Americans with Disability Act of 1990 (P.L. 101-336); all other applicable federal and state laws relating to equal employment opportunities; State Executive Order No. 19 dated 15 December 1977, State Executive Order No. 80-9 dated 24 March 1980, and State Executive Order No. 85-
11. The Contractor asserts that no person shall, on the grounds of race, color, national origin, religion, sex, age, political belief, sexual preference, or handicap, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activities undertaken in behalf of this Agreement. In addition, the Contractor agrees to establish a procedure for complaint from any person who believes that such discrimination is being practiced in any activity relating to this Agreement.

Article 22
----------
Drug  Free Workplace Policy.   The Contractor agrees to comply with the
---------------------------
requirements of the Governor's Executive Order No.. 91-14, the State's Drug Free Workplace Policy, and the Federal Omnibus Drug Abuse Act of 1988. The Contractor acknowledges that a violation of the Drug Free Workplace Policy may, at RIDH's option, result in termination of this Agreement.

Article 23
----------
Subcontracts.  Any proposed subcontract under this Agreement shall be submitted
------------
to the Rhode Island Department of Health contract officer for approval prior to execution. Failure to comply with the provisions of this article could result in denial of reimbursement for such nonapproved subcontractual services.

Article 24
----------
Confidentiality of Department of Health Records.  The contractor agrees to abide
-----------------------------------------------
all federal and state laws and regulations governing the confidentiality of information to which he/she may have access pursuant to the terms of this Agreement. In addition, the contractor agrees to comply with the Department of Health Confidentiality Policy recognizing a person's basic right to privacy and confidentiality of personal information. ("Confidential records" are the
records as defined in Section 38-2-3-(d)   (1)-(1-19) of the General  Laws,
entitled "Access to Public Records" and described in "Access to Department of
Health Records.")   Failure to abide by the Department's Confidentiality Policy will result in termination of the Agreement.

Article 25
----------
Lobbying.     Section 1352.  Public Law 101-121,  requires subcontractors paid
--------
through a federal award that exceeds $100,000 to certify that they have not used
appropriated funds for payments to lobbyists.   If any funds are used to pay
lobbyists, even if they are from sources other than this award, the subcontractor must submit a disclosure form to RIDH with the name, address, payment details and purpose of any agreements with lobbyists.

Article 26
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Controller's Approval.  This Agreement shall take effect upon the issuance of a
---------------------
purchase order or miscellaneous encumbrance by the State Controller.


Revised February 1994